[LETTERHEAD OF FELLMAN & FELLMAN]

                   Report of Independent Public Accountants
                                       OF
                        ACLIM 2000 (FOR ECOLOGY) LIMITED

We have audited the accompanying balance sheets of ACLIM 2000 (FOR ECOLOGY) LIMITED Company as of December 31, 1998 and 1997, and the related statements of income, changes in shareholders' equity and cash flows for each of the three years ended December 31, 1998, expressed in New Israel Shekels. These financial statements are the responsibility of the Company's Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed under the Auditors' Regulations (Auditor's Mode of Performance), 1973 and, accordingly we have performed such auditing procedures as we considered necessary in the circumstances. For purposes of these financial statements there is no material difference between generally accepted Israeli auditing standards and auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentations. We believe that our audits provide a reasonable basis for our opinion.

The aforementioned statements have been prepared on the basis of historical cost as adjusted for the changes in the general purchasing power of the Israel currency in accordance with opinions issued by the Institute of Certified Public Accountants in Israel.

Condensed statements in historical values which formed the basis of the adjusted statements appear in Note 19 to the financial statements.

In our opinion, the financial statements present fairly the financial position of the Company as of December 31, 1998 and 1997, and the results of its operations, changes in shareholder's equity and cash flows for each of the three years ended December 31, 1998, in conformity with accounting principles generally accepted in Israel, consistently applied.

The financial statements for each of the three years ended December 31, 1998, have been prepared on the basis of accounting policies determined by PEC Israel Economic Corporation (a related party) and in accordance with its needs.

Tel - Aviv February 8, 1999

                                                           /s/ Fellman & Fellman